EXHIBIT (10.20)

SECOND
AMENDMENT TO
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
FIRST INTERSTATE BANCORP


	Reference is made to the Amended and Restated
Employment Agreement
between First Interstate Bancorp ("First Interstate") and
_________________
("Employee"), effective as of ______________ (the
"Agreement").

	Terms which are defined in the Agreement shall have the same meaning
	in this amendment.

	1. Paragraph 10(d)(2) is amended so that the language following "(B)" reads as follows:

	"the aggregate of the single sum actuarial equivalents
of Employee's vested
accrued benefits        under all nonqualified employee
deferred compensation plans, except
for the "Excluded Plans" (as defined in subparagraph (d)(4) below), sponsored by First
Interstate or any affiliate thereof (including the SERP) determined without regard to the provisions of the preceding clause (A), and"

	2. A new subparagraph (d)(4) is added to paragraph
10(d), which reads as
follows:

	"(4) The term "Excluded Plan" in paragraph 10(d)(2)(B)
refers to the portion of
any plan sponsored by First Interstate or any affiliate that entitled the Employee to defer the receipt of a bonus that would otherwise be payable until some future time, at which
time the deferred amount        would be payable in cash.
For example, the term "Excluded
Plan" encompasses any deferrals by the Employee of bonuses
that were otherwise
payable under the Annual Incentive and Profit Improvement Plans that were adopted in
1990 and earlier years as well as deferrals for later cash payment of bonuses earned under any Management Incentive Plan, Regional Executive
Incentive       Plan, or
Corporate Executive Incentive Plan adopted in 1990 and later years. The term
"Excluded Plan" does not include any portion of a bonus that was deferred in the form of stock units under the 1991 or 1995 Performance Stock
Plan.  It is the intent of this
paragraph 10(d)(2)(B) and (d)(4) that the payment of any bonus deferred for future payment in cash not be accelerated from the time that it would otherwise be payable because a termination of employment has followed a Change in Control, but that such bonus shall instead be payable in accordance with the original terms of the election governing payment, and this Employment Agreement shall be interpreted in a manner that achieves that result."

	The effective date of this Amendment shall be _________________; except as herein modified, the Agreement shall remain in full force and effect.

							FIRST INTERSTATE
BANCORP

							By:
________________________

(Title)

	____________________________

(Employee)